EXHIBIT 10.2

THIRD AMENDMENT TO TENTH RESTATED CREDIT AGREEMENT

This Third Amendment to Tenth Restated Credit Agreement (this “Third Amendment”), dated as of May 2, 2019 and effective as of March 31, 2019 (the “Third Amendment Effective Date”), is by and among CHAPARRAL ENERGY, INC., a Delaware corporation (the “Borrower”), each Guarantor party hereto (the “Guarantors”), ROYAL BANK OF CANADA, as Administrative Agent (“Administrative Agent”), and each of the Lenders party hereto.
W I T N E S S E T H:
WHEREAS, the Borrower, Administrative Agent, the other Agents party thereto, Issuing Bank, and the Lenders are parties to that certain Tenth Restated Credit Agreement dated as of December 21, 2017 (as amended, restated, or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meanings given such terms in the Credit Agreement);
WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans to the Borrower; and
WHEREAS, the parties hereto desire to enter into this Third Amendment to (i) amend certain terms of the Credit Agreement as more specifically set forth herein and (ii) evidence the reaffirmation of the Borrowing Base at $325,000,000, in each case, to be effective on the Third Amendment Effective Date.
NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, Guarantors, Administrative Agent and the Lenders party hereto hereby agree as follows:
Section 1.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended effective as of the Third Amendment Effective Date in the manner provided in this Section 1.
1.1    Amended and Restated Definitions. The following definitions in Section 1.02 of the Credit Agreement are hereby amended and restated in their respective entireties to read in full as follows:
“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (a) interest, (b) income and franchise taxes, (c) depreciation, depletion, amortization, exploration expenses and other noncash charges (including (i) non-cash losses resulting from mark-to-market in respect of Swap Agreements (including those resulting from the requirements of ASC Topic 815) and (ii) non-cash losses from the adoption of fresh start accounting in connection with the consummation of the Plan of Reorganization), (d) losses from asset dispositions (other than Hydrocarbons produced in the ordinary course of business), (e) actual fees and transaction costs incurred by the Credit Parties in connection with the Bankruptcy Proceedings and the closing of this Agreement and the Transactions occurring on or about the Effective Date (other than, for the avoidance of doubt, severance payments and consulting fees paid to former officers and employees), (f) severance payments and consulting fees paid to former officers and employees not later than 10 days following the consummation of the Plan of Reorganization in connection with the Bankruptcy Proceedings in an amount not to exceed $4,000,000, (g) charges, reserves and expenses incurred on or before December 31, 2017 in connection with cost savings initiatives in an amount not to exceed $3,000,000, (h) any fees and expenses or charges incurred in connection with the implementation of fresh start accounting in an amount not to exceed $1,000,000, (i) to the extent incurred on or after January 1, 2019, any severance payments, retirement payments, consulting fees, and/or related charges paid or incurred in connection with any retirement, severance, or departure of officers or former officers in an amount not to exceed $4,000,000 in the aggregate during any Reference Period, and (j) actual fees and transaction costs incurred prior to the Effective Date in connection with the sale by certain Credit Parties of certain Oil and Gas Properties pursuant to that certain Asset Purchase and Sale Agreement, dated as of October 13, 2017, among Chaparral Energy, L.L.C., Chaparral CO2, L.L.C., Chaparral Real Estate, L.L.C. and Perdure Petroleum, LLC (including, without limitation, legal, accounting and financial advisory fees, title and environmental due diligence costs, employee retention, severance, or relocation expenses, costs and expenses related to the acceleration of long-term employee incentive awards, and contract termination and restructuring costs) in an amount not to exceed $4,000,000, minus all gains from asset dispositions (other than Hydrocarbons produced in the ordinary course of business) and all noncash income, in each case to the extent added to Consolidated Net Income in such period. For the purposes of calculating EBITDAX (including any component thereof) for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the financial ratio contained in Section 9.01(a), if at any time during such Reference Period the Borrower or any Consolidated Restricted Subsidiary shall have made any Material Disposition or Material Acquisition, the EBITDAX for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such Reference Period (such calculations to be determined by a Financial Officer in good faith and reasonably acceptable to the Administrative Agent).
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months or, with the consent of each Lender, twelve months (or such period of less than one month as may be consented to by each applicable Lender), thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business

Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Engagement Letters and the Security Instruments.
1.2    Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add the following definition to such Section in appropriate alphabetical order:
“Third Amendment” means that certain Third Amendment to Tenth Restated Credit Agreement dated as of May 2, 2019, and effective as of March 31, 2019, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Third Amendment Effective Date” means March 31, 2019.
SECTION 2.    Borrowing Base. In reliance on the covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, Administrative Agent and the Required Lenders agree that the Borrowing Base shall be and hereby is reaffirmed at $325,000,000, effective as of the Third Amendment Effective Date and continuing until the next Scheduled Redetermination, Interim Redetermination or other redetermination or adjustment of the Borrowing Base thereafter. The Borrower, the Administrative Agent, and the Lenders acknowledge that the reaffirmation of the Borrowing Base provided for in this Section 2 constitutes the Scheduled Redetermination intended to be effective on, or as promptly as reasonably practicable after, May 1, 2019, as referenced in Section 2.07(b) of the Credit Agreement, and that this Third Amendment constitutes the New Borrowing Base Notice with respect to such Scheduled Redetermination.
SECTION 3.    Conditions Precedent to this Third Amendment. The effectiveness of this Third Amendment is subject to the satisfaction or waiver of each of the following conditions precedent:
3.1    Counterparts. Administrative Agent shall have received counterparts hereof duly executed by the Borrower, each Guarantor and Lenders constituting Required Lenders.
3.2    Fees and Expenses. Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date in accordance with

Section 12.03 of the Credit Agreement and, to the extent invoiced at least one Business Day prior to the Third Amendment Effective Date, Section 5.3 hereof.
3.3    Other Documents. Administrative Agent shall have been provided with such other documents, instruments and agreements, and the Borrower shall have taken such actions, as Administrative Agent or counsel to Administrative Agent may reasonably require in connection with this Third Amendment and the transactions contemplated hereby.
SECTION 4.    Representations and Warranties of the Credit Parties. To induce the Lenders and Administrative Agent to enter into this Third Amendment, each Credit Party hereby represents and warrants to the Lenders and Administrative Agent as follows:
4.1    Reaffirm Existing Representations and Warranties. Each representation and warranty of each Credit Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof and will be true and correct in all material respects after giving effect to the amendments set forth in Section 1 hereof, except to the extent that (a) any such representation and warranty is expressly limited to an earlier date, in which case such representation and warranty is and will be true and correct in all material respects as of such specified earlier date and (b) any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, in which case such representation and warranty (as so qualified) is and will be true and correct in all respects.
4.2    Due Authorization. The execution, delivery and performance by each Credit Party that is a party hereto of this Third Amendment are within such Credit Party’s corporate, limited liability company, or partnership powers (as applicable) and have been duly authorized by all necessary corporate, limited liability company, or partnership action (as applicable).
4.3    Validity and Enforceability. This Third Amendment constitutes the valid and binding obligation of each Credit Party that is a party hereto, enforceable against such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.4    No Default, Event of Default or Borrowing Base Deficiency. No Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing.
SECTION 5.    Miscellaneous.
5.1    Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended or otherwise modified hereby, remain in full force and effect. Except to the extent expressly set forth herein, the amendments contemplated hereby shall not limit or impair any Liens securing the Indebtedness, each of which are hereby ratified and affirmed to secure the Indebtedness as such Indebtedness may be increased or otherwise affected by this Third Amendment.

5.2    Parties in Interest. All of the terms and provisions of this Third Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
5.3    Legal Expenses. The Borrower hereby agrees to pay, as and when required by Section 12.03 of the Credit Agreement, all reasonable and documented out-of-pocket fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Third Amendment and all related documents.
5.4    Counterparts. This Third Amendment may be executed in counterparts (and by the different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Third Amendment by fax or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart of this Third Amendment.
5.5    Complete Agreement. THIS THIRD AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.
5.6    Headings. The headings, captions and arrangements used in this Third Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Third Amendment, nor affect the meaning thereof.
5.7    Effectiveness. This Third Amendment shall be effective automatically and without necessity of any further action by the Borrower, Administrative Agent or Lenders when counterparts hereof have been executed by the Borrower, each Guarantor, Administrative Agent and Lenders constituting Required Lenders, and all conditions to the effectiveness hereof set forth herein have been satisfied. Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of this Amendment, and such notice shall be conclusive and binding.
5.8    Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.

BORROWER:	CHAPARRAL ENERGY, INC., a Delaware corporation

By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

GUARANTORS:	CHAPARRAL ENERGY, L.L.C., an Oklahoma limited liability company

By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CHAPARRAL RESOURCES, L.L.C., an Oklahoma limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CHAPARRAL CO2, L.L.C., an Oklahoma limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CEI ACQUISITION, L.L.C., a Delaware limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CEI PIPELINE, L.L.C., a Texas limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CHAPARRAL REAL ESTATE, L.L.C., an Oklahoma limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

GREEN COUNTRY SUPPLY, INC., an Oklahoma corporation
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CHAPARRAL EXPLORATION, L.L.C., a Delaware limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

ROADRUNNER DRILLING, L.L.C., an Oklahoma limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CHAPARRAL BIOFUELS, L.L.C., an Oklahoma limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

ADMINISTRATIVE AGENT:	ROYAL BANK OF CANADA

By: /s/ Rodica Dutka
Name: Rodica Dutka
Title: Manager, Agency Services Group

LENDER:	ROYAL BANK OF CANADA

By: /s/ Emilee Scott
Name: Emilee Scott
Title: Authorized Signatory

LENDER:        CAPITAL ONE, NATIONAL ASSOCIATION
By: /s/ Cameron Breitenbach
Name: Cameron Breitenbach
Title: Vice President

LENDER:        NATIXIS, NEW YORK BRANCH
By: /s/ Valerie Du Mars
Name: Valerie Du Mars
Title: Managing Director

By: /s/ Jonathan Cohen
Name: Jonathan Cohen
Title: Executive Director

LENDER:        KEYBANK NATIONAL ASSOCIATION

By: /s/ David M. Bornstein
Name: David M. Bornstein
Title: Senior Vice President

LENDER:        SOCIÉTÉ GÉNÉRALE
By: /s/ Max Sonnonstine
Name: Max Sonnonstine
Title: Director

LENDER:        ABN AMRO CAPITAL USA LLC
By: /s/ Darrel Holley
Name: Darrel Holley
Title: Managing Director

By: /s/ David Montgomery
Name: David Montgomery
Title: Managing Director

LENDER:	CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH
By: /s/ Donavan C. Broussard
Name: Donavan C. Broussard
Title: Authorized Signatory

By: /s/ Megan Larson
Name: Megan Larson
Title: Authorized Signatory

LENDER:        COMPASS BANK
By: /s/ Mark H. Wolf
Name: Mark H. Wolf
Title: Senior Vice President

LENDER:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By: /s/ Michael Willis
Name: Michael Willis
Title: Managing Director

By: /s/ Parker Laville
Name: Parker Laville
Title: Managing Director

LENDER:        THE HUNTINGTON NATIONAL BANK
By: /s/ Gregory R. Ryan
Name: Gregory R. Ryan
Title: Director, Energy Banking

LENDER:	THE TORONTO-DOMINION BANK, NEW YORK BRANCH
By: /s/ Michael Borowiecki
Name: Michael Borowiecki
Title: Authorized Signatory

LENDER:        BANK OF AMERICA, N.A.
By: /s/ Raza Jafferi
Name: Raza Jafferi
Title: Director

LENDER:            EAST WEST BANK
By: /s/ Reed Thompson
Name: Reed Thompson
Title: Senior Vice President

LENDER:        COMERICA BANK
By: /s/ Mackenzie Dold
Name: Mackenzie Dold
Title: Vice President